UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 19, 2025

JEFFERIES FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212)-284-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1 per share	JEF	New York Stock Exchange
4.850% Senior Notes Due 2027	JEF 27A	New York Stock Exchange
5.875% Senior Notes Due 2028	JEF 28	New York Stock Exchange
2.750% Senior Notes Due 2032	JEF 32A	New York Stock Exchange
6.200% Senior Notes Due 2034	JEF 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2025, Jefferies Financial Group Inc. (the “Company”) delivered a Certificate of Amendment of the Certificate of Incorporation of the Company (the “Certificate of Amendment”) to the Department of State of the State of New York for filing to establish the Series B-1 Non-Voting Convertible Preferred Shares, $1.00 par value per share (the “Series B-1 Preferred Stock”), and to designate 17,500 preferred shares as Series B-1 Preferred Stock.  The preferences, limitations, powers and relative rights of the Series B-1 Preferred Stock are set forth in the Certificate of Amendment.  The description of such preferences, limitations, powers and relative rights of the Series B-1 Preferred Stock, included under Item 1.01 of the Current Report on Form 8-K filed by the Company on September 19, 2025, is incorporated by reference into this Item 5.03.  Such description is qualified in its entirety by the full text of the Certificate of Amendment, which has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Certificate of Amendment was effective upon filing by the Department of State of the State of New York on September 19, 2025.

Additional Information and Where to Find it

This Current Report may be deemed to be solicitation material in respect of the shareholder approval (the “Shareholder Approval”) of the amended and restated certificate of incorporation authorizing additional shares of non-voting common stock.  In connection with an annual meeting of its shareholders for the Shareholder Approval, the Company intends to file relevant materials with Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form.  INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.  Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to Laura Ulbrandt DiPierro, Corporate Secretary, 520 Madison Avenue, New York, NY 10022.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the Shareholder Approval.  Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on February 14, 2025.  To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the direct or indirect interests, by security holdings or otherwise, of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement relating to the Shareholder Approval when it becomes available.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements about the Company’s future and statements that are not historical facts. These forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which will change over time.  Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to the Company’s strategies for future development of our businesses and products.  Forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update any forward‐looking statements.  Furthermore, because forward‐looking statements represent only the Company’s belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including “Risk Factors” that could cause actual results or outcomes to differ, perhaps materially, from those in the Company’s forward-looking statements is contained in reports the Company files with the SEC.  You should read and interpret any forward-looking statement together with reports the Company files with the SEC.  Past performance may not be indicative of future results.  Different types of investments involve varying degrees of risk.  Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation relating to the Series B-1 Preferred Stock

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES FINANCIAL GROUP INC.

	By:	/s/ Michael J. Sharp
		Name:	Michael J. Sharp
		Title:	Executive Vice President and General Counsel

Date: September 19, 2025

Exhibit 3.1

CERTIFICATE OF
AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
JEFFERIES FINANCIAL GROUP INC.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certifies:

FIRST: The name of the Corporation is JEFFERIES FINANCIAL GROUP INC. The name under which the Corporation was formed is Talcott National Corporation.

SECOND: The date of the filing of the Certificate of Incorporation of the Corporation by the Department of State of the State of New York was May 24, 1968.

THIRD: The Corporation is authorized to issue a total of 606,000,000 shares, consisting of 565,000,000 shares of common stock of the par value of $1.00 per share, 35,000,000 shares of non-voting common stock of the par value of $1.00 per share, and 6,000,000 shares of preferred shares of the par value of $1.00 per share. An amendment of the Corporation’s Certificate of Incorporation effected by this Certificate of Amendment to add the designations, rights and preferences of Series B-1 Non-Voting Convertible Preferred Shares is hereby made.

To effect the foregoing, a new Article ELEVENTH of the Corporation’s Certificate of Incorporation, relating to the Series B-1 Non-Voting Convertible Preferred Shares, is hereby added. Article ELEVENTH shall read in its entirety as follows.

ELEVENTH: The Corporation’s Board of Directors has designated 17,500 preferred shares as Series B-1 Non-Voting Convertible Preferred Shares, which shall have the following designations, rights and preferences:

  Section I.          Designation and Amount.

  The shares of such series shall be designated as the “Series B-1 Non-Voting Convertible Preferred Shares” (the “Series B-1 Non-Voting Preferred Stock”) and the number of shares constituting such series shall be 17,500.

Section II.          Definitions. As used in this Article ELEVENTH, the following terms shall have the following meanings, unless the context otherwise requires:

“Additional Issuance” has the meaning specified in Section III(c)(i).

“Additional Issuance Notice” has the meaning specified in Section III(c)(ii).

“Additional Shares of Common Stock” has the meaning specified in Section VII(c).

“Adjustment Event” has the meaning specified in Section VIII(d).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise).  Notwithstanding the foregoing, (a) neither the Corporation nor any of its subsidiaries shall be deemed to be an Affiliate of SMBC or its Affiliates and (b) neither SMBC nor any of its Affiliates shall be deemed to be an Affiliate of the Corporation or any of its Affiliates.

“Amendment and Restatement” means the Restated Certificate of Incorporation of the Corporation authorizing additional shares of Non-Voting Common Stock as contemplated by the Exchange Agreement.

“Applicable Conversion Rate” means the Initial Conversion Rate, subject to adjustment pursuant to Sections VII and VIII for any such event occurring subsequent to the initial determination of such rate.

“Automatic Conversion Date” means the date, if any, on which the Corporation receives Shareholder Approval and the Amendment and Restatement is filed, accepted, and declared effective with the New York State Department of State.

“BHCA Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Board” means the Board of Directors of the Corporation.

“Business Corporation Law” means the Business Corporation Law of the State of New York, as amended from time to time.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York, or in Tokyo, Japan, are required or authorized by Law to be closed.

“Certificate of Amendment” means this Certificate of Amendment of the Certificate of Incorporation.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time).

“Class of Voting Security” shall be interpreted in a manner consistent with how “class of voting shares” is defined in 12 C.F.R. Section 225.2(q)(3) or any successor provision.

“Closing Date” means the date that any shares of Series B-1 Non-Voting Preferred Stock are first issued.

“Common Equivalent Dividend Amount” has the meaning specified in Section IV(a).

“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

“Conversion Date” means either the Automatic Conversion Date or a Convertible Transfer Conversion Date, as applicable.

“Conversion Shares” has the meaning specified in Section III(b)(ii).

“Convertible Transfer” means a Transfer by the Holder (a) to the Corporation; (b) in a widely distributed public offering of Voting Common Stock issuable upon conversion of the Series B-1 Non-Voting Preferred Stock; (c) in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires two percent (2%) or more of any Class of Voting Securities of the Corporation then outstanding; or (d) to a transferee that controls more than fifty percent (50%) of every Class of Voting Securities of the Corporation then outstanding without giving effect to such Transfer.

“Convertible Transfer Conversion Date” means the second Business Day following delivery of a valid Notice of Convertible Transfer and Conversion.

“Convertible Transfer Notice Documents” has the meaning specified in Section III(b)(ii).

“Corporation” means Jefferies Financial Group Inc.

“Exchange Agreement” means the Amended and Restated Exchange Agreement, by and between the Corporation and SMBC, dated as of September 19, 2025 (as amended or supplemented from time to time).

“Exchange Property” has the meaning specified in Section VIII(a).

“Fair Market Value” means the volume-weighted average price (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Holder and the Corporation) on the NYSE of the Voting Common Stock for the five (5) trading days before the consummation of a Reorganization Event.

“Government Entity” means any (a) federal, state, local, municipal, foreign or other government; (b) governmental entity of any nature (including any governmental agency, branch, department, official, committee or entity and any court or other tribunal), whether foreign or domestic; or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including any arbitral tribunal and self-regulatory organizations.

“Holder” means the Person in whose name any shares of Series B-1 Non-Voting Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Series B-1 Non-Voting Preferred Stock for the purpose of making payment and settling conversion and for all other purposes.

“Initial Conversion Rate” means, for each share of Series B-1 Non-Voting Preferred Stock, five hundred (500) shares of Non-Voting Common Stock (in case of conversion pursuant to Section III(a)) or Voting Common Stock (in case of conversion pursuant to Section III(b)), as applicable.

“Junior Securities” has the meaning specified in Section VI(a).

“Law” means, with respect to any Person, any legal, regulatory and administrative laws, statutes, rules, Orders and regulations applicable to such Person.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Liquidation Preference” means, for each share of Series B-1 Non-Voting Preferred Stock, an amount equal to $500.00 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B-1 Non-Voting Preferred Stock).

“Non-BHCA Affiliate” means a Person that is both (a) not SMBC and (b) not a BHCA Affiliate of the Holder or SMBC.

“Non-Voting Common Stock” means the Non-Voting Common Stock, par value $1.00 per share, of the Corporation.

“Notice of Convertible Transfer and Conversion” has the meaning specified in Section III(b)(ii).

“Order” means any applicable order, injunction, judgment, decree, ruling, or writ of any Government Entity.

“Parity Securities” has the meaning specified in Section VI(a).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Sections 13(d)(3) and 14(d) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Voting Common Stock have the right to receive any cash, securities or other property or in which the Voting Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Voting Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by statute, contract or otherwise).

“Reorganization Event” has the meaning specified in Section VIII(a).

“Senior Securities” has the meaning specified in Section VI(a).

“Series B Non-Voting Preferred Stock” means the Series B Non-Voting Convertible Preferred Stock, $1.00 par value per share, of the Corporation.

“Series B-1 Non-Voting Preferred Stock” has the meaning specified in Section I.

“Shareholder Approval” means the approval of the Amendment and Restatement by the affirmative vote or consent of the holders of at least a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders of the Corporation.

“SMBC” means Sumitomo Mitsui Banking Corporation, a joint stock company incorporated in Japan.

“Subject Preferred Share” has the meaning specified in Section III(b)(i).

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of or transfer (by merger, disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by merger, disposition, operation of Law or otherwise), of any interest in any equity securities beneficially owned by such Person.

“Voting Common Stock” means the voting common stock, $1.00 par value per share, of the Corporation.

“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

Section III.          Conversion.

(a)          Automatic Conversion.

(i)          Upon the terms and in the manner set forth in this Section III, at 9:30 a.m., New York City time, on the Automatic Conversion Date, each share of Series B-1 Non-Voting Preferred Stock will automatically convert into a number of fully-paid and non-assessable shares of Non-Voting Common Stock, without any action on the part of Holders or the Corporation, equal to the Applicable Conversion Rate. The shares of Series B-1 Non-Voting Preferred Stock so converted will be cancelled as described in Section XII below. At least ten (10) Business Days prior to the Automatic Conversion Date, the Corporation shall provide written notice of the conversion to each Holder stating (A) that the automatic conversion will occur in accordance with Section III(a) on the Automatic Conversion Date, (B) the Applicable Conversion Rate and (C) the number of shares of Non-Voting Common Stock issued upon conversion of each share of Series B-1 Non-Voting Preferred Stock held of record by such Holder and subject to conversion.

(ii)          Notwithstanding automatic conversion, the Corporation acknowledges and agrees that the shares of Series B-1 Non-Voting Preferred Stock may be converted earlier at the option of the Holders thereof if converted in accordance with Section III(b) or III(c) at any time before the close of business on the Automatic Conversion Date.

(iii)          The Corporation shall take all required action so that once the Shareholder Approval has been obtained, the number of shares of Non-Voting Common Stock that would be required to effect the conversion of all of the then-outstanding shares of Series B-1 Non-Voting Preferred Stock are duly reserved and kept available out of the Corporation’s authorized but unissued shares of Common Stock.  For the avoidance of doubt, prior to the Automatic Conversion Date, the Series B-1 Non-Voting Preferred Stock shall not be convertible into Non-Voting Common Stock.

(b)          Conversion upon Convertible Transfer.

(i)          Upon the terms and in the manner set forth in this Section III, but subject to the restrictions set forth in Sections 4.1(a) and 4.2(a) of the Exchange Agreement, on any Convertible Transfer Conversion Date for any Convertible Transfer to a Non-BHCA Affiliate, each share of Series B-1 Non-Voting Preferred Stock subject to such Convertible Transfer (each, a “Subject Preferred Share”) will be converted into a number of fully-paid and non-assessable shares of Voting Common Stock equal to the Applicable Conversion Rate. The Subject Preferred Shares so converted will be cancelled as described in Section XII below.

(ii)          To effect a Convertible Transfer, a Holder shall deliver to the Corporation (x) a written notice (the “Notice of Convertible Transfer and Conversion”) that (1) identifies the proposed transferee and manner of Transfer, the number of Subject Preferred Shares to be converted and the corresponding number of shares of Voting Common Stock to be transferred (the “Conversion Shares”), (2) certifies that such Transfer is a Convertible Transfer and that the proposed transferee is a Non-BHCA Affiliate, (3) notifies the Corporation that such Holder is tendering the Subject Preferred Shares for conversion in accordance with this Certificate of Amendment and (4) provides instructions for delivery of the Conversion Shares on the Convertible Transfer Conversion Date and (y) a representation letter and other information as may be reasonably requested by the Corporation in accordance with Section 6.3(c) of the Exchange Agreement (collectively, the “Convertible Transfer Notice Documents”). The Notice of Convertible Transfer and Conversion must be received by the Corporation by 4:00 p.m. Eastern Time two (2) Business Days prior to the Convertible Transfer Conversion Date.

(iii)          Following receipt of valid Convertible Transfer Notice Documents, on the Convertible Transfer Conversion Date, the Corporation shall effect the conversion of the Subject Preferred Shares by delivering the Conversion Shares in accordance with the instructions provided in the Notice of Convertible Transfer and Conversion.

(c)          Conversion upon Additional Issuance.

(i)          If any action by the Corporation, which may include the issuance of additional Voting Common Stock (any such action, an “Additional Issuance”), has the effect of reducing the percentage of a Class of Voting Securities held by SMBC (together with its BHCA Affiliates), then SMBC may elect to convert each share of the Series B-1 Non-Voting Preferred Stock into a number of fully-paid and non-assessable shares of Voting Common Stock equal to the Applicable Conversion Rate so long as such conversion does not allow SMBC (together with its BHCA Affiliates) to acquire a higher percentage of the Class of Voting Securities than SMBC (together with its BHCA Affiliates) controlled immediately prior to such conversion, which right shall be interpreted and applied in a manner consistent with 12 C.F.R. 225.9(a)(5), provided that the foregoing shall not apply with respect to any such action by the Corporation unless the aggregate resulting reduction of the percentage of a Class of Voting Securities held by SMBC (together with its BHCA Affiliates) would exceed one-half percent (0.5%).

(ii)          Upon SMBC’s (or its Affiliates) election to convert the Series B-1 Non-Voting Preferred Stock pursuant to Section III(c)(i), SMBC shall deliver to the Corporation a written notice (the “Additional Issuance Notice”) that notifies the Corporation that such Holder is tendering the Series B-1 Non-Voting Preferred Stock for conversion in accordance with Section III(c)(i) of this Certificate of Amendment. Any such conversion shall be settled by the Corporation on the second business day following delivery of an Additional Issuance Notice in accordance with Section XX.

(d)          Immediately upon a conversion pursuant to Section III(a), Section III(b) or Section III(c), the rights of the Holders with respect to the shares of the Series B-1 Non-Voting Preferred Stock so converted shall cease and the Persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series B-1 Non-Voting Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of the shares of Series B-1 Non-Voting Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(e)          No fractional shares of Common Stock shall be issued upon any conversion of shares of Series B-1 Non-Voting Preferred Stock. If more than one share of Series B-1 Non-Voting Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B-1 Non-Voting Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B-1 Non-Voting Preferred Stock, the Corporation shall pay an amount in cash (rounded to the nearest cent) equal to the interest in the net proceeds from the sale in the open market by the applicable conversion agent of the aggregate fractional shares of Common Stock that otherwise would have been issuable upon conversion of the Series B-1 Non-Voting Preferred Stock.

(f)          All shares of Common Stock which may be issued upon conversion of the shares of Series B-1 Non-Voting Preferred Stock will, upon issuance by the Corporation, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and not issued in violation of any preemptive right or Law.

(g)          Effective immediately prior to the applicable Conversion Date, dividends or distributions shall no longer be declared on the shares of Series B-1 Non-Voting Preferred Stock subject to conversion and such shares of Series B-1 Non-Voting Preferred Stock shall cease to be outstanding, in each case, subject to the rights of Holders to receive any declared and unpaid dividends or distributions on such shares and any other payments to which they are otherwise entitled pursuant to Section IV or Section VIII.

Section IV.          Dividend Rights.

(a)          From and after the Closing Date to but excluding the applicable Conversion Date, (i) the Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, all cash dividends or distributions (including, but not limited to, regular quarterly dividends or distributions) declared and paid or made in respect of the shares of Voting Common Stock, at the same time and on the same terms as holders of Voting Common Stock, in an amount per share of Series B-1 Non-Voting Preferred Stock equal to the product of (x) the Applicable Conversion Rate then in effect and (y) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Voting Common Stock (the “Common Equivalent Dividend Amount”), and (ii) the Board or any duly authorized committee thereof may not declare and pay any such cash dividend or make any such cash distribution in respect of Voting Common Stock unless the Board or any duly authorized committee of the Board declares and pays to the Holders, at the same time and on the same terms as holders of Voting Common Stock, the Common Equivalent Dividend Amount per share of Series B-1 Non-Voting Preferred Stock. Notwithstanding any provision in this Section IV(a) to the contrary, no Holder of a share of Series B-1 Non-Voting Preferred Stock shall be entitled to receive any cash dividend or distribution made with respect to the Voting Common Stock where the Record Date for determination of holders of Voting Common Stock entitled to receive such dividend or distribution occurs prior to the date of issuance of such share of Series B-1 Non-Voting Preferred Stock.  The foregoing shall not limit or modify the rights of any Holder to receive any dividend or other distribution pursuant to Section VIII(e).

(b)          Each dividend or distribution declared and paid pursuant to paragraph (a) above will be payable to Holders of record of shares of Series B-1 Non-Voting Preferred Stock as they appear in the records of the Corporation at the close of business on the same day as the Record Date for the corresponding dividend or distribution to the holders of shares of Voting Common Stock.

(c)          If any cash dividend payment on the Series B-1 Non-Voting Preferred Stock is not paid as required herein, the Corporation shall be prohibited from declaring, paying or setting apart for payment any dividends or making any other distributions on any Common Stock, and from redeeming, purchasing or otherwise acquiring (or making any payment to or available for a sinking fund for the redemption, purchase or other acquisition of any shares of such stock) (either directly or through any Affiliate) any Common Stock, until all such dividends that are due are paid in full.

(d)          Except as set forth in this Certificate of Amendment, the Corporation shall have no obligation to pay, and the holders of shares of Series B-1 Non-Voting Preferred Stock shall have no right to receive, dividends or distributions at any time, including with respect to dividends or distributions with respect to Parity Securities or any other class or series of authorized preferred stock of the Corporation. To the extent the Corporation declares dividends or distributions on the Series B-1 Non-Voting Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends or distributions, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series B-1 Non-Voting Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the allocation of partial dividend payments, the Corporation will allocate dividend payments on a pro rata basis among the Holders and the holders of any Parity Securities so that the amount of dividends or distributions paid per share on the shares of Series B-1 Non-Voting Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that payable dividends or distributions per share on the shares of the Series B-1 Non-Voting Preferred Stock and such Parity Securities (but without, in the case of any noncumulative preferred stock, accumulation of dividends or distributions for prior dividend periods) bear to each other. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends or distributions have not been declared or paid in respect of any prior calendar quarter.

(e)          No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on shares of Series B-1 Non-Voting Preferred Stock or on such Parity Securities that may be in arrears.

Notwithstanding any provision in this Certificate of Amendment to the contrary, Holders shall not be entitled to receive any dividends or distributions on any shares of Series B-1 Non-Voting Preferred Stock on or after the applicable Conversion Date in respect of such shares of Series B-1 Non-Voting Preferred Stock that have been converted as provided herein, except to the extent that any such dividends or distributions have been declared by the Board or any duly authorized committee of the Board and the Record Date for such dividend occurs prior to such applicable Conversion Date.

  Section V.           Voting.

(a)          Except as otherwise may be required by Law or as set forth in paragraphs (b)(i) and (b)(ii) below, the Holders shall not be entitled to vote (in their capacity as Holders) on any matter submitted to a vote of the shareholders of the Corporation.  The foregoing shall not limit or modify the rights of SMBC set forth in Article III of the Exchange Agreement.

(b)          So long as any shares of Series B-1 Non-Voting Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series B-1 Non-Voting Preferred Stock, voting as a single and separate class:

(i)          amend, alter or repeal any provision of (A) this Article ELEVENTH or (B) the Certificate of Incorporation (including this Certificate of Amendment) or the Corporation’s bylaws that would alter, modify or change the powers, preferences or special rights of the Series B-1 Non-Voting Preferred Stock, in each case, by any means, including by merger, consolidation, reclassification, or otherwise (other than in connection with a Reorganization Event where the shares of Series B-1 Non-Voting Preferred Stock will be converted in accordance with Section VIII) so as to, or in a manner that would, adversely affect the preferences, rights, privileges or powers of the Series B-1 Non-Voting Preferred Stock; or

(ii)          seek any voluntary liquidation, the dissolution or winding up of the Corporation.

(c)          Notwithstanding the foregoing, the Holders shall not have any voting rights set out in paragraph (b) above if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B-1 Non-Voting Preferred Stock shall have been converted into shares of Common Stock. For the avoidance of doubt, adoption of the Amendment and Restatement shall not require the vote of the holders of Series B-1 Non-Voting Preferred Stock.

Section VI.          Rank; Liquidation.

(a)          With respect to any dividends or distributions (including, but not limited to, regular quarterly dividends) declared by the Board, the Series B-1 Non-Voting Preferred Stock shall rank (i) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any shares of Series B-1 Non-Voting Preferred Stock (“Junior Securities”); (ii) on parity with the Common Stock, the Series B Non-Voting Preferred Stock and any class or series of capital stock of the Corporation created (x) specifically ranking by its terms on parity with the Series B-1 Non-Voting Preferred Stock or (y) that does not by its terms rank junior or senior to the Series B-1 Non-Voting Preferred Stock (“Parity Securities”); and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any shares of Series B-1 Non-Voting Preferred Stock (“Senior Securities”). With respect to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, except subject to (b) below, the Series B-1 Non-Voting Preferred Stock shall rank (i) senior to all of the Common Stock to the extent (and only to the extent) set forth in (b) below; (ii) senior to any class or series of Junior Securities; (iii) on parity with any class or series of Parity Securities (other than Common Stock or any future class or series of common stock of the Corporation); and (iv) junior to any class or series of Senior Securities.

(b)          Subject to any superior liquidation rights of the holders of any Senior Securities of the Corporation and the rights of the Corporation’s existing and future creditors, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder shall be entitled to be paid out of the assets of the Corporation legally available for distribution to shareholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities (other than Common Stock or any future class or series of common stock of the Corporation) the greater of: (i) an amount equal to the sum of the Liquidation Preference for each share of Series B-1 Non-Voting Preferred Stock held by such Holder and an amount equal to any dividends or distributions declared but unpaid thereon and (ii) the amount the Holders would have received if, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series B-1 Non-Voting Preferred Stock had converted into Common Stock (based on the then effective Applicable Conversion Rate and without giving effect to any limitations on conversion set forth herein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section VI and will have no right or claim to any of the Corporation’s remaining assets.

(c)           In the event the assets of the Corporation available for distribution to shareholders upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B-1 Non-Voting Preferred Stock contemplated by Section VI(b), the Holders and the holders of any Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled (it being understood that, for purposes of the foregoing, Parity Securities shall not include Common Stock).

(d)          For purposes of this Section VI, the sale, conveyance, exchange or Transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section VII.           Anti-Dilution Adjustments.

(a)          In the event the Corporation shall at any time prior to an applicable Conversion Date issue Additional Shares of Common Stock, then the Applicable Conversion Rate shall be adjusted, concurrently with such issue, to a rate determined in accordance with the following formula:

(b)          For purposes of the foregoing formula, the following definitions shall apply:

(i)          “CR0” shall mean the Applicable Conversion Rate in effect immediately before the close of business on the Record Date or effective date, as applicable, for such issuance of Additional Shares of Common Stock;

(ii)          “CR1” shall mean the Applicable Conversion Rate in effect immediately after the close of business of the Record Date or effective date, as applicable, of such issuance of Additional Shares of Common Stock;

(iii)          “OS0” shall mean the number of shares of Voting Common Stock outstanding immediately prior to such issuance of Additional Shares of Common Stock; and

(iv)          “OS1” shall mean the number of shares of Voting Common Stock outstanding immediately following such issuance of Additional Shares of Common Stock.

(c)          For the purposes of this Section VII, “Additional Shares of Common Stock” shall mean all shares of Voting Common Stock issued by the Corporation after the Closing Date and prior to an applicable Conversion Date as a distribution, dividend, stock split, stock combination or other similar recapitalization with respect to the Voting Common Stock (in each case excluding an issuance solely pursuant to a Reorganization Event).

(d)          Notwithstanding the foregoing, if any distribution, dividend, stock split, stock combination or other similar recapitalization with respect to the Voting Common Stock as described above is declared or announced, but not so paid or made, then the Applicable Conversion Rate in effect will be readjusted, effective as of the date the Board, or any officer acting pursuant to authority conferred by the Board, determines not to pay such distribution or dividend or to effect such stock split or stock combination or other similar recapitalization, to the Applicable Conversion Rate that would then be in effect had such dividend, distribution, stock split, stock combination or similar recapitalization not been declared or announced.

  Section VIII.          Adjustments.

(a)          Upon the occurrence of a Reorganization Event prior to an applicable Conversion Date, each share of Series B-1 Non-Voting Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, automatically convert into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Stock into which such share of Series B-1 Non-Voting Preferred Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Stock (such securities, cash, and other property, the “Exchange Property”), provided that if (x) the Exchange Property consists of Voting Securities of another Person and (y) after giving effect to such automatic conversion, SMBC and its Affiliates would collectively hold more than 4.99% of any Class of Voting Securities of such Person, then, at the Corporation’s option, (1) each share of Series B-1 Non-Voting Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible in connection with a Convertible Transfer or an Additional Issuance in accordance with the terms of this Certificate of Amendment, at the option of the Holders, into the Exchange Property, or (2) the Corporation shall redeem the Holder’s Series B-1 Non-Voting Preferred Stock at a cash price per share of Series B-1 Non-Voting Preferred Stock equal to the product of the Applicable Conversion Rate and the Fair Market Value of the Voting Common Stock. The Holders shall not have any separate class vote on any Reorganization Event. A “Reorganization Event” shall mean:

(i)          any consolidation, merger, conversion or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Voting Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(ii)          any sale, Transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Voting Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(iii)          any reclassification of the Voting Common Stock into securities other than the Voting Common Stock; or

(iv)          any statutory exchange of the outstanding Common Stock for securities of another Person (other than in connection with a merger or acquisition).

(b)          In the event that holders of the shares of the Voting Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Corporation shall ensure that the Holders have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of the Voting Common Stock.  The amount of Exchange Property receivable upon conversion of any Series B-1 Non-Voting Preferred Stock shall be determined based upon the Applicable Conversion Rate in effect on the date on which such Reorganization Event is consummated.

(c)          The provisions of this Section VIII shall similarly apply to successive Reorganization Events or any series of transactions that results in a Reorganization Event and the provisions of Section VIII shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)          The Corporation (or any successor) shall, at least twenty (20) days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VIII.

(e)          Other than with respect to an issuance of Additional Shares of Common Stock pursuant to Section VII, if at any time prior to an applicable Conversion Date, the Corporation (i) issues to all holders of the Voting Common Stock (A) shares of securities or assets of the Corporation (other than shares of Common Stock or cash) as a dividend on the Voting Common Stock or (B) certain rights or warrants entitling them for a period of sixty (60) days or less to purchase shares of Voting Common Stock at less than the current market value of the Voting Common Stock at that time, in each case, then the Corporation will make such provision as is necessary so that the Holder receives (upon cancellation of such shares of Series B-1 Non-Voting Preferred Stock in the event of a tender offer or exchange offer) the same dividend or other asset or property, if any, as it would have received in connection with such Adjustment Event (as defined below) if it had been the holder on the Record Date (or the date such event is effective, as the case may be) of the number of shares of Common Stock into which the shares of Series B-1 Non-Voting Preferred Stock held by such Holder are then convertible; or (ii) purchases shares of Voting Common Stock pursuant to a tender offer or exchange offer generally available to holders of Voting Common Stock (subject to customary securities laws limitations) at above the current market value of the Voting Common Stock at that time, and in each such case the Record Date with respect to such event (or the date such event is effective, as the case may be) occurs on or after the Closing Date and prior to an applicable Conversion Date (each such event described in (i)-(ii), an “Adjustment Event”), then the Corporation will make such provision to extend such tender offer or exchange offer on equivalent terms to the Holders; provided that, to the extent that it is not reasonably practicable for the Corporation to make such provision, the Applicable Conversion Rate or other terms of the Series B-1 Non-Voting Preferred Stock shall be adjusted to provide the Holder with an economic benefit comparable to that which it would have received had such provision been made; it being understood that this paragraph (e) shall not apply to the extent that any Holder participates, or is permitted to participate, on a pro rata as-converted basis with the holders of Common Stock.  Notwithstanding anything to the contrary herein, this right shall not allow SMBC or its BHCA Affiliates to acquire a higher percentage of any Class of Voting Securities of the Corporation than SMBC and its BHCA Affiliates beneficially owned immediately prior to the event.

Section IX.           Reports as to Adjustments.

(a)          Whenever the number of shares of Common Stock into which the shares of the Series B-1 Non-Voting Preferred Stock are convertible is adjusted as provided in Section VII or Section VIII, the Corporation shall promptly, but in any event within ten (10) days thereafter, compute such adjustment and furnish to the Holders a certificate, signed by the principal financial officer or treasurer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series B-1 Non-Voting Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective. Amounts resulting from any calculation hereunder will be rounded to the nearest 1/10,000th. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section IX.

(b)          In the event the Corporation proposes to take (or receives notice of) any action which would require an adjustment of the Applicable Conversion Rate pursuant to Sections VII and VIII, then the Corporation shall cause to be given to each Holder, at least ten (10) days prior to the applicable Record Date or effective date for such action, a written notice in accordance with Section XX: (i) stating such Record Date or effective date, (ii) describing such action in reasonable detail and (iii) stating the date as of which it is expected that holders of record of Common Stock shall be entitled to receive any applicable dividends or distributions or to exchange their shares for securities or other property, if any, deliverable upon such action. The failure to give the notice required by this Section IX(b) or any defect therein shall not affect the legality or validity of any such action or the vote upon any such action.

Section X.          Reservation of Stock.

(a)          The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock (solely with respect to the Non-Voting Common Stock, subject to and following the receipt of Shareholder Approval) or shares acquired or created by the Corporation, solely for issuance upon the conversion of shares of Series B-1 Non-Voting Preferred Stock as provided in this Certificate of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B-1 Non-Voting Preferred Stock then outstanding.

(b)          The Corporation hereby covenants and agrees that, for so long as shares of the Common Stock are listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Non-Voting Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series B-1 Non-Voting Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B-1 Non-Voting Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section XI.           Exclusion of Other Rights.

Except as may otherwise be required by Law, the shares of Series B-1 Non-Voting Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as this Certificate of Amendment may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B-1 Non-Voting Preferred Stock shall have no preemptive or subscription rights, except as may otherwise be required by the Exchange Agreement.

Section XII.           Severability of Provisions.

If any voting powers, preferences or relative, participating, optional or other special rights of the Series B-1 Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Amendment (as this Certificate of Amendment may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of Law, all other voting powers, preferences and relative, participating, optional and other special rights of Series B-1 Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Amendment (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series B-1 Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series B-1 Non-Voting Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series B-1 Non-Voting Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XIII.           Reissuance of Non-Voting Preferred Stock.

Consistent with Section 515 of the New York Business Corporation Law, any shares of Series B-1 Non-Voting Preferred Stock that have been issued and reacquired by the Corporation upon conversion shall be cancelled promptly after acquisition thereof. All such shares shall upon their cancellation have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B-1 Non-Voting Preferred Stock solely in accordance with the foregoing.

Section XIV.          Additional Authorized Shares.

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Amendment to the contrary, the Board or any authorized committee of the Board, without the vote of the Holders, may increase or decrease the number of authorized shares of Series B-1 Non-Voting Preferred Stock or other stock ranking junior or senior to, or on parity with, the Series B-1 Non-Voting Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section XV.           Determinations.

The Corporation shall be solely responsible for making all calculations called for hereunder. Absent fraud or manifest error, such calculations shall be final and binding on all Holders. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof. Amounts resulting from any calculation will be rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths being rounded upwards.

Section XVI.           No Redemption.

The Corporation may not, at any time, redeem the outstanding shares of the Non-Voting Preferred Stock, other than as otherwise expressly set forth in Section VIII.

Section XVII.           Maturity.

The Series B-1 Non-Voting Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Amendment.

Section XVIII.          Repurchases.

Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series B-1 Non-Voting Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Section XIX.           No Sinking Fund.

Shares of Series B-1 Non-Voting Preferred Stock are not subject to the operation of a sinking fund.

Section XX.           Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Amendment shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (provided that no “error message” or other notification of non-delivery is generated) or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to (i) if to the Corporation, 520 Madison Avenue, New York, NY 10022, Attention:  Office of the General Counsel or (ii) if to any Holder or holder of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Corporation, or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section XXI.          Taxes.

The Corporation and each Holder shall bear their own expenses in connection with any conversion contemplated by Section III, except that the Corporation and each Holder shall evenly split any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any issuance or delivery of shares of Series B-1 Non-Voting Preferred Stock or Common Stock or other securities issued on account of Series B-1 Non-Voting Preferred Stock pursuant hereto.

Section XXII.          No Share Certificates.

Notwithstanding anything to the contrary contained in this Certificate of Amendment, no shares of Series B-1 Non-Voting Preferred Stock shall be issued in physical, certificated form. All shares of Series B-1 Non-Voting Preferred Stock shall be evidenced by book-entry on the record books maintained by the Corporation or its transfer agent.

Section XXIII.          Transfers.

The shares of Series B-1 Non-Voting Preferred Stock are subject to the restrictions on Transfer set forth in the Exchange Agreement.  Any purported transfer in violation of such restrictions shall be null and void.

FOURTH: The foregoing amendment to the Corporation’s Certificate of Incorporation was adopted by affirmative vote of the Board of Directors at a special meeting on September 18, 2025 under the authority vested in the Board of Directors under the provisions of the Certificate of Incorporation and Section 502 of the Business Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by a duly authorized officer as of the 19th day of September, 2025.

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Executive Vice President and General Counsel

[Signature Page to the Certificate of Amendment]